Exhibit 10.9

Final

Dave & Buster’s Entertainment, Inc.

2014 Omnibus Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

(DIRECTOR FORM)

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is made effective as of [●] (the “Date of Grant”), between Dave & Buster’s Entertainment, Inc., a Delaware corporation (the “Company”) and [●] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the shares of restricted common stock of the Company, par value $[●] per share (a “Share”), provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Restricted Stock. The Company hereby grants to the Participant [●] Shares (the “Restricted Stock”) as of the Date of Grant.

2. Vesting of the Restricted Stock.

(a) General. The Restricted Stock shall fully vest on the first anniversary of the Date of Grant (the “Vesting Date”) subject to the Participant’s continued Service with the Company through the Vesting Date and the terms of the Plan. At any time, the portion of the Restricted Stock which has become vested in accordance with the terms hereof shall be called the “Vested Portion.”

(b) Termination of Service. Upon termination of Participant’s Service for any reason other than by the Board for Cause (as defined below) prior to the Vesting Date, a prorated portion of the Restricted Stock shall immediately become vested based on a fraction, the numerator of which is the number of days from the Date of Grant through the date of such Termination, and the denominator of which is three hundred sixty-five (365); provided, however, that if such termination occurs on or within three (3) months following a Change of Control, the Restricted Stock shall vest in full as of such termination. For purposes of this Award Agreement, “Cause” shall be deemed to exist only if: (i) the Participant has been indicted for or convicted of, has pleaded guilty or nolo contendere to or is granted immunity to testify where another member of the Board has been convicted of a felony, (ii) the Participant has willfully failed to perform his duties, has been grossly negligent in the performance of his duties or has engaged in willful or serious misconduct in a matter that is injurious to the Company, in each case as determined by a court of competent jurisdiction or by the affirmative vote of at least a majority of the other members of the Board at any regular or special meeting of the Board called for such purpose, (iii) the Participant has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to perform as a Director, or (iv) the Participant has been found by a court of competent jurisdiction or by the affirmative vote of at least a majority of the other members of the Board at any regular or special meeting of the Board called for such purpose to have breached the Participant’s duty of loyalty to the Company or its stockholders or to have engaged in any transaction with the Company from which the Participant derived an improper personal benefit.

3. Termination of Service. Upon a termination of the Participant’s Service for any reason, any unvested portion of the Restricted Stock (as determined following the application of Section 2 hereof) shall be deemed retransferred to and reacquired by the Company, without consideration, effective as of the date of termination of Service, and the Participant shall forfeit all rights in connection therewith.

4. Issuance of Shares.

(a) Book-Entry Registration of the Shares; Delivery of Shares. The Company may at its election either (i) after the Date of Grant, issue a certificate representing the Shares subject to this Award Agreement and place a legend on and stop transfer notice describing the restrictions on and forfeitability of such Shares, in which case the Company may retain such certificates unless and until the Shares represented by such certificate have vested and may cancel such certificate if and to the extent that the Shares are forfeited or otherwise required to be transferred back to the Company, or (ii) not issue any certificate representing Shares subject to this Award Agreement and instead document the Participant’s interest in the Shares by registering the Shares with the Company’s transfer agent (or another custodian selected by the Company) in book entry form in the Participant’s name with the applicable restrictions noted in the book-entry system, in which case no certificate(s) representing all or a part of the Shares will be issued unless and until the Shares become vested pursuant to Section 2 hereof. The Company may provide a reasonable delay in the issuance or delivery of vested Shares as it determines appropriate to address tax withholding (to the extent applicable) and other administrative matters.

(b) Shareholder Rights. The Participant (or any successor in interest) shall generally have all of the rights of a shareholder of the Company (including, without limitation, voting, dividend and liquidation rights) with respect to the Restricted Stock, subject, however, to the restrictions set forth in this Award Agreement.

(c) Escrow. The Restricted Stock, together with any other assets or securities in respect of such Restricted Stock (e.g., dividends), shall be remitted to the Company and subject to forfeiture pursuant to Sections 2 and 3 and all other restrictions of this Award Agreement and the Plan. Subject to the provisions of Sections 2 and 3 of this Award Agreement, all vested Shares (and any other vested assets and securities attributable thereto) shall be released by the Company to the Participant within sixty (60) days following the date of their vesting. At all times prior to the release of the Shares pursuant to the foregoing sentence, the certificates or book entries representing the Shares shall remain in the Company’s possession or control. If the

Restricted Shares are to be certificated in accordance with Section 4(a)(i), the Participant shall deliver to the Company a duly executed blank stock power in a form to be provided by the Company.

(d) Section 83(b) Election. Section 83 of the Code provides that the Participant is not subject to federal income tax until the restrictions on the Restricted Stock lapse. If the Participant chooses, the Participant may make an election under Section 83(b) of the Code, which would cause the Participant to recognize income as of the Date of Grant in the amount of the excess of the Fair Market Value of the Restricted Stock (determined as of the Date of Grant) over the purchase price (if any). If the Participant chooses to make an election under Section 83(b) of the Code, such Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the Date of Grant and promptly filed with the Company. The Participant acknowledges that it is the Participant’s sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within the applicable thirty- (30-) day period may result in the recognition of ordinary income when the restrictions lapse. The Participant should consult his or her personal tax advisor about the effect of filing or failing to file an election under Section 83(b) of the Code. The form for making a Section 83(b) election is attached hereto as Exhibit A.

5. No Right to Continued Service. The granting of the Restricted Stock evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

6. Securities Laws/Legend on Certificates. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Transferability. Unless otherwise provided by the Committee, the Restricted Stock may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Restricted Stock to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

8. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold any applicable withholding taxes in respect of the Restricted Stock or its transfer, in whole or in part, and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Notwithstanding anything herein to the contrary, the Participant shall be solely responsible for any and all tax liability that may arise with respect to the Restricted Stock.

9. Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

10. Entire Agreement. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

11. Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

12. Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

13. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Award Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Award Agreement shall be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Award Agreement to the substantive law of another jurisdiction. Each party to this Award Agreement agrees that it shall bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Award Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject-matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”) and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action shall be effective if notice is given in accordance with this Award Agreement.

(b) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT, IN TORT, AT LAW OR OTHERWISE) INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER.

14. Award Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

15. No Guarantees Regarding Tax Treatment. The Participant shall be responsible for all taxes with respect to the Restricted Stock. The Committee and the Company make no guarantees regarding the tax treatment of the Restricted Stock.

16. Amendment. The Committee may amend or alter this Award Agreement and the Restricted Stock granted hereunder at any time, subject to the terms of the Plan.

17. Signature in Counterparts. This Award Agreement may be signed in counterparts, manually or electronically, and each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

18. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Award Agreement as of the date first set forth above.

PARTICIPANT

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:

EXHIBIT A

Section 83(b) Election

The taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

The taxpayer who performed the services is:

Name:

Address:

Social Security Number:

The property with respect to which the election is being made is                 shares of the common stock, par value $[●] per share, of Dave & Buster’s Entertainment, Inc.

The transferor of the property is Dave & Buster’s Entertainment, Inc.

The property was transferred to the undersigned on                      .

The taxable year in which the election is being made is the calendar year 20    .

The property is subject to the following restrictions: Unless the property has become vested, the property shall be subject to forfeiture upon certain circumstances, including upon certain terminations of service, and upon such forfeiture, the issuer has the right to acquire the property without payment therefor. Subject to accelerated vesting in certain circumstances, the property will vest one year from the date of grant.

The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in §1.83-3(h) of the Income Tax Regulations) is $                 per share x                  shares = $        .

The amount paid for such property is $ 0 per share x                  shares = $0.

The amount to include in gross income is $        .

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her annual Federal income tax returns and must be made within thirty (30) days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred. This filing should be made by registered or certified mail, return receipt requested. The taxpayer should retain two (2) copies of the completed form for filing with Federal and state tax returns for the taxpayer’s current tax year and an additional copy for the taxpayer’s records.

This statement is executed on	.

[Taxpayer Signature]

2